Exhibit 99

Marine Products Corporation Announces Fourth Quarter 2014 Share Repurchases

FOR IMMEDIATE RELEASE:

ATLANTA, January 2, 2015 - Marine Products Corporation (NYSE: MPX) announced today that during the fourth quarter of 2014 it purchased 24,664 shares under its share repurchase program.

Marine Products Corporation (NYSE: MPX) designs, manufactures and distributes premium-branded Chaparral sterndrive and jet drive pleasure boats, and Robalo outboard sport fishing and bay boats, and continues to diversify its product line through product innovation and is prepared to consider strategic acquisition targets. With premium brands, a solid capital structure, and a strong independent dealer network, Marine Products Corporation is prepared to capitalize on opportunities to increase its market share and to generate superior financial performance to build long-term shareholder value. For more information on Marine Products Corporation visit our website at www.marineproductscorp.com.

For information contact:

BEN M. PALMER

Chief Financial Officer

(404) 321-7910

irdept@marineproductscorp.com

JIM LANDERS

Vice President, Corporate Finance

(404) 321-2162

jlanders@marineproductscorp.com